Exhibit 10.8

[●], 2014

BSP Acquisition Corp.
444 Seabreeze Blvd.
Suite 1002
Daytona Beach, Florida 32118

           Re:      Initial Public Offering

Ladies and Gentlemen:

This letter (“Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into, or proposed to be entered into, by and between BSP Acquisition Corp., a Delaware corporation (the “Company”),  and Cantor Fitzgerald & Co., as the representative of the underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Offering”), of 10,000,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). The Units sold in the Offering shall be listed on the Nasdaq Capital Market pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 16 hereof.

The Insiders hereby agree with the Company as follows:

1.           Each Insider of the Company hereby agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, such person shall vote, as applicable, all Founder Shares, Placement Shares and any shares acquired by such person in the Offering or in the secondary public market in favor of such proposed Business Combination.

2.(a)       Each Insider of the Company hereby agrees that in the event that the Company fails to consummate a Business Combination within 18 months from the consummation of the Offering (or 21 months if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months but has not completed the initial Business Combination within such 18-month period), such person, shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Common Stock held by the Public Stockholders, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account less any interest released for working capital purposes, payment of taxes or dissolution expenses, divided by the number of shares of Common Stock issued in the Offering then outstanding and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law.

(b)      The Sponsor and each Insider agrees to not propose any amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 18 months from the closing of the Offering (or 21 months from the closing of the Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for a Business Combination within 18 months from the closing of the Offering but has not completed the Business Combination within such 18-month period), unless the Company provides the holders of Offering Shares with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest (which interest shall be net of taxes payable and amounts released for working capital), divided by the number of then outstanding Offering Shares.

(c)      Each Insider acknowledges that such party has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Trust Account with respect to the Founder Shares or Placement Shares.

(d)      Each Insider hereby further waives, with respect to any Founder Shares or Placement Shares held by such undersigned party, any redemption rights such party may have (i) in connection with the consummation of a Business Combination, (ii) if the Company fails to consummate its initial Business Combination within 18 months (or 21 months if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months but has not completed the initial Business Combination within such 18-month period) from the consummation of the Offering or (iii) if the Company seeks an amendment to its amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares as described above; provided, however, that if any of the Insiders should acquire Offering Shares in or after the Offering, such Insiders will be entitled to redemption rights with respect to such Offering Shares if the Company fails to consummate a Business Combination within 18 months (or 21 months if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months but has not completed the initial Business Combination within such 18-month period).

3.(a)       To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 1,500,000 Units (as described in the Prospectus), the Sponsor shall return to the Company for cancellation, at no cost, a  number of Founder Shares determined by multiplying 500,000 by a fraction: (i) the numerator of which is 1,500,000 minus the number of shares of the Common Stock purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,500,000.  The Sponsor further agrees that to the extent that: (A) the size of the Offering is increased or decreased and (B) the Sponsor has either purchased or sold shares of the Common Stock or an adjustment to the number of Founder Shares has been effected by way of a stock split, stock dividend, reverse stock split, contribution back to capital or otherwise, in each case in connection with such increase or decrease in the size of the Offering, then the numbers set forth in the immediately preceding sentence shall be adjusted to such number of shares of the Common Stock that the Sponsor would have to return to the Company in order that the Insiders will hold an aggregate of 25% of the Company’s issued and outstanding shares (as adjusted due to stock split, stock dividend, reverse stock split, contribution back to capital or otherwise in each case in connection with an increase or decrease in the size of the Offering).

(b)      With respect to Founder Shares owned by the Insiders, such securities are not transferable or salable until the date (x) with respect to 20% of such shares, upon consummation of the Company’s Business Combination, (y) with respect to 20% of such shares, when the closing price of the Company’s common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of its Business Combination, (z) with respect to 20% of such shares, when the closing price of the Company’s common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of its Business Combination, (xx) with respect to 20% of such shares, when the closing price of the Company’s common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of its Business Combination and (yy) with respect to 20% of such shares, when the closing price of the Company’s common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of its Business Combination or earlier, in any case, if following the initial Business Combination the Company engages in a subsequent transaction (i) resulting in all of the Company’s stockholders having the right to exchange their Common Stock for cash or other securities, or (ii) involving a consolidation, merger or other similar transaction that results in the Board or the directors and officers of the Company ceasing to comprise a majority of the board of directors (in the case of directors) or management (in the case of officers) of the surviving entity (such applicable period being the “Founder Lock-Up Period”).  During the Founder Lock-Up Period, the Insiders shall not, except as described in the Prospectus, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), with respect to the Founder Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Founder Shares, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (b)(i) or (b)(ii).

(c)      Until 30 days after the consummation of the Business Combination (“Placement Unit Lock-Up Period”), the Insiders  shall not, except as described in the Prospectus, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to the Placement Units, Placement Shares, Placement Warrants, or shares of Common Stock underlying the Placement Warrants, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Placement Units, Placement Shares, Placement Warrants, or shares of Common Stock underlying the Placement Warrants, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (c)(i) or (c)(ii).

(d)      Notwithstanding the provisions contained in paragraphs 3(b) and 3(c) herein, any Insider may transfer, as applicable, the Founder Shares and/or Placement Units, Placement Shares, Placement Warrants, or shares of Common Stock underlying the Placement Warrants: (i) as a gift to a member of Sponsor, their immediate family or to a trust, the beneficiary of which is a member of the Sponsor and their immediate family or to a charitable organization, (ii) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any member of Sponsor or any of their respective affiliates, (iii) by virtue of the laws of descent and distribution upon death of one of the members of the Sponsor, (iv) pursuant to a qualified domestic relations order, (v) by virtue of the laws of the state of Delaware and the Sponsor’s limited liability company agreement upon dissolution of the Sponsor, (vi)  by private sales at prices no greater than the price at which the securities were originally purchased, (vii) in the event of the Company’s liquidation prior to the completion of the initial Business Combination, or (viii) in the event that, subsequent to the consummation of the initial Business Combination, the Company consummates a merger, stock exchange or other similar transaction that results in (1) all of the holders of the Company’s equity securities issued in the Offering having the right to exchange their shares of Common Stock for cash, securities or other property or (2) involving a merger or other change in the majority of the Company’s board of directors or management team in which the Company is the surviving entity (each, a “Permitted Transferee”); provided, however, that, in the case of clauses (i) through (vi), these transferees enter into a written agreement with the Company agreeing to be bound by the transfer restrictions set forth herein.

(e)      Further, each Insider agrees that after the Founder Lock-Up Period or the Placement Unit Lock-Up Period, as applicable, has elapsed, the Founder Shares and/or Placement Units, Placement Shares, Placement Warrants, or shares of Common Stock underlying the Placement Warrants owned by such  Insider shall only be transferable or saleable pursuant to a sale registered under the Securities Act or pursuant to an available exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Company and each Insider acknowledges that pursuant to that certain registration rights agreement to be entered into among the Company and certain securityholders of the Company, parties to the agreement may request that a registration statement relating to the Founder Shares and/or Placement Units, Placement Shares, Placement Warrants, or shares of Common Stock underlying the Placement Warrants be filed by the Company with the Commission prior to the end of the Founder Lock-Up Period or the Placement Unit Lock-Up Period, as the case may be; provided, however, that such registration statement does not become effective prior to the end of the Founder Lock-Up Period or the Placement Unit Lock-Up Period, as applicable.

(f)      Subject to the limitations described herein, each Insider shall retain all of such Insider’s rights as a securityholder during, as applicable, the Founder Lock-Up Period and/or Placement Unit Lock-Up Period including, without limitation, the right to vote, as the case may be, the Founder Shares and/or Placement Shares.

(g)      During the Founder Lock-Up Period and Placement Unit Lock-Up Period, all dividends payable in cash with respect to such securities shall be paid, as applicable, to each security holder, but all dividends payable in Common Stock or other non-cash property shall become subject to the applicable lock-up period as described herein and shall only be released from such lock-up in accordance with the provisions of this paragraph 3.

4.           Without limiting the provisions of paragraph 3 hereof, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, each of the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any Units, Placement Units, shares of Common Stock, Warrants, Placement Shares, Placement Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by an undersigned party, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Placement Units, shares of Common Stock, Warrants, Placement Shares, Placement Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by the undersigned, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

5.           In the event of the liquidation of the Trust Account without the consummation of a Business Combination, Sanford Miller (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) any prospective target business (a “Target”) as described in the Prospectus; provided, however, that such indemnification of the Company by the Indemnitor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below $10.00 (regardless of whether or not the underwriters exercise any portion of their overallotment option) per Offering Share and, provided, further, that only if such third party or Target has not executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Indemnitor shall not be responsible for any liability as a result of any such third party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Indemnitor shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitors notify the Company in writing that the Indemnitor shall undertake such defense.

6.           Each of the undersigned and the Company agrees that the Company will not engage any third party to render services, agree to purchase any products from such third party, or enter into any discussion or any acquisition agreement with a Target unless (i) such third party or Target has agreed to execute a waiver against any right, title, interest or claim of any kind in or to any monies held in the Trust Account or any proceeds from the Trust Account, that is acceptable to the Board of Directors of the Company (the “Board”) or (ii) the Board has consented in writing to dispense with such waiver with respect to such services, product, discussions or acquisition agreement, in each case with the written consent of the Indemnitor as part of the consent of the Board.

7.           In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each officer and director hereby agrees that until the earliest of the Company’s initial Business Combination, liquidation or such time as such party ceases to be an officer or director of the Company, such person shall present to the Company for its consideration, prior to presentation to any other entity, any suitable Business Combination opportunities of which such person or companies or entities which such person manages or controls becomes aware, subject to any pre-existing fiduciary or contractual obligations such party might have as disclosed to the Company.

8.           As applicable, the biographical information furnished to the Company by an officer or director of the Company is true and accurate in all material respects and does not omit any material information with respect to such person’s background.  Each of the questionnaires furnished to the Company by an officer and director is true and accurate in all material respects.

9.           Each undersigned party represents and warrants that:

(a)      such party is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)      such party has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and the undersigned is not currently a defendant in any such criminal proceeding; and

(c)      such party has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10.         No Insider shall receive any  finder’s fees, consulting fees or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of the Business Combination (regardless of the type of transaction that it is), other than the following:

(a)      repayment of up to $_______ in loans made to the Company by an affiliate of the Sponsor in connection with organizational expenses and the preparation, filing and consummation of the Offering;

(b)      payment of an aggregate of $10,000 per month to Basin Street Partners LLC, for office space, general office support, and receptionist, secretarial and administrative services;

(c)      reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, provided that no proceeds held in the Trust Account may be applied to the payment of such expenses prior to the consummation of a Business Combination; and

(d)      repayment of loans, if any, and on such terms as to be determined by the Company from time to time after completion of this Offering, made by the Sponsor or an affiliate of the Sponsor or any Insider to finance working capital requirements of the Company; provided, that, if the Company does not consummate a Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment.

11.         Each undersigned party acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations, and warranties set forth herein in proceeding with the Offering.

12.         To the extent applicable, each undersigned party authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriters and their legal representatives or agents (including any investigative search firm retained by the Underwriters) any information they may have about such undersigned party’s background and finances (“Information”), purely for the purposes of the Offering (and shall thereafter hold such information confidential).  Neither the Underwriters nor their agents shall be violating such undersigned party’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

13.         Each officer and director of the Company acknowledges and agrees that the Company will not consummate any Business Combination with any company or involving any assets with which or about which an officer or director has had any discussions in such person’s capacity as an officer or director of the Company, formal or otherwise, prior to the consummation of the Offering, with respect to a Business Combination.  Until the earlier of (i) the entry into a definitive agreement by the Company for a Business Combination; (ii) the liquidation of the Company; or (iii) the termination of such person as an officer or director of the Company, each officer and director of the Company agrees not to become affiliated as an officer or director of a blank check company similar to the Company.

14.         Each undersigned party acknowledges and agrees that the Company will not consummate any Business Combination that involves a company which is affiliated with such undersigned party unless the Company obtains an opinion from an independent investment banking firm which is a member of FINRA acceptable to the representative of the Underwriters that the Business Combination is fair to the Company’s stockholders from a financial perspective.

15.         Each officer and director has full right and power, without violating any agreement to which such person is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and to serve as an officer of the Company or as a director on the board of directors of the Company, as applicable, and hereby consents to being named in the Prospectus as an officer and/or as a director of the Company, as applicable.

16.         As used in this Letter Agreement, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination, involving the Company and one or more businesses; (ii) “Founder Shares” shall mean the 3,980,000 shares of the Common Stock of the Company acquired by Sponsor for an aggregate purchase price of $25,000 prior to the consummation of the Offering, of which 160,000 shares were subsequently transferred to other Insiders; (iii) “Public Stockholders” shall mean the holders of Offering Shares and “Offering Shares” shall mean the shares of Common Stock included in the units sold in the Offering; (iv) “Placement Shares” shall mean the shares of Common Stock sold as part of the Placement Units; (v) “Placement Warrants” shall mean the aggregate of 440,000 Warrants to purchase up to an aggregate of 440,000 shares of the Common Stock that are acquired as part of the Placement Units; (vi) “Placement Units” shall mean the aggregate of 440,000 Units of the Company (each Placement Unit consists of one Placement Warrant and one Placement Share) sold in a private placement simultaneous with the Offering for an aggregate purchase price of $4,400,000 to the Sponsor; (vii) “Trust Account” shall mean the trust account into which a portion of the net proceeds of the Offering and the Private Placement will be deposited; (viii) “Prospectus” shall mean the prospectus included in the registration statement filed by the Company in connection with the Offering, as supplemented or amended from time to time; (ix) “Private Placement” shall mean that certain private placement transactions occurring simultaneously with the closing of the Offering pursuant to which the Company has agreed to sell 440,000 Placement Units to BSP Sponsor I, LLC, a Delaware limited liability company (the “Sponsor”); and (x) “Insiders” shall mean the Sponsor and its respective members, any holder of the Placement Units, or its underlying securities, or Founder Shares, any of their respective Permitted Transferees and each officer and director of the Company.

17.         This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

18.         No party may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party.  Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on each undersigned party and each of such undersigned party’s, as applicable, heirs, personal representatives, successors and assigns.

19.         This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts entered into within the borders of such state and without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

20.         Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, electronic or facsimile transmission.

21.         This Letter Agreement shall terminate in the event that the Offering is not consummated [and closed by [_______], 2014]; and, provided, further, that paragraph 5 of this Letter Agreement shall survive any liquidation of the Company.

[Signature page follows]

Sincerely,

COMPANY: BSP ACQUISITION CORP. a Delaware corporation
By:
Name:	Sanford Miller
Title:	Chairman, President and CEO

BSP SPONSOR I, LLC a Delaware limited liability company

By:
Name:	Sanford Miller
Title:	Managing Member

BASIN STREET PARTNERS LLC a Florida limited liability company
By:
Name:	Sanford Miller
Title:	Managing Member

Sanford Miller, individually

Jeffrey D. Congdon, individually

Daniel J. Miller, individually

George D. King, III, individually

Reid Miles, individually

Louis C. Seno, Jr., individually